Exhibit 4.1

FIAT CHRYSLER AUTOMOBILES N.V.

SPECIAL VOTING SHARES – TERMS AND CONDITIONS

These terms and conditions will apply to the issuance, allocation, acquisition, holding, repurchase and transfer of special voting and common shares in the share capital of Fiat Chrysler Automobiles N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands, having its official seat in Amsterdam, the Netherlands, and its principal office address at 240 Bath Road, SL1 4DX, Slough, United Kingdom.

1.	DEFINITIONS AND INTERPRETATION

1.1	In these terms and conditions the following words and expressions shall have the following meanings, except if the context requires otherwise:

Affiliate	with respect to any specified person, any other person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing;

Agent	the bank, depositary or trust appointed by the Board from time to time and in relation to the relevant jurisdiction in which Company’s shares are listed for trading. Computershare Trust Company, N.A. and Computershare S.p.A. have each been appointed as the first Agent;

Articles of Association	the articles of association of the Company as in effect from time to time;

Board	the board of directors of the Company;

Broker	the financial institution or broker at which the relevant Shareholder operates his securities account;

Business Day	a calendar day which is not a Saturday or a Sunday or a public holiday in the State of New York, United Kingdom, the Netherlands or any jurisdiction in which the Company’s shares are listed for trading;

Change of Control	has the meaning set out in the Articles of Association;

Change of Control Notification	a notification to be made by a Qualifying Shareholder in respect of whom a Change of Control has occurred, in accordance with the form annexed hereto as Exhibit G;

Common Shares	common shares in the share capital of the Company;

Company	Fiat Chrysler Automobiles N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands, having its official seat in Amsterdam, the Netherlands, and its principal office address at 240 Bath Road, SL1 4DX, Slough, United Kingdom;

Compensation Amount	has the meaning set out in clause 10;

Deed of Allocation	a private deed of allocation (onderhandse akte van toekenning) of Special Voting Shares, substantially in the form as annexed hereto as Exhibit B;

Deed of Withdrawal	a private deed of repurchase and transfer (onderhandse akte van inkoop en overdracht) of Special Voting Shares, substantially in the form as annexed hereto as Exhibit D;

De-Registration Form	a form to be completed by a Shareholder requesting to de-register some or all of his Common Shares from the Loyalty Register, substantially in the form as annexed hereto as Exhibit C;

De-Registration Request	has the meaning set out in clause 7.1;

DTC	The Depository Trust Company;

Electing Common Shares	Common Shares registered in the Loyalty Register for the purpose of becoming Qualifying Common Shares in accordance with the Articles of Association;

Election Forms	a form to be completed by a Shareholder requesting the Company to register some or all of his Common Shares in the Loyalty Register, substantially in the form as annexed hereto as Exhibit A;

Fiat	Fiat S.p.A.;

Fiat EGM	the extraordinary general meeting of shareholders of Fiat at which such shareholders approved the Fiat Merger;

Fiat EGM Date	the date on which the Fiat EGM took place;

Fiat Merger	the cross-border statutory merger pursuant to which Fiat (as disappearing entity) has merged into the Company (as surviving entity);

Initial Allocation Procedures	means the procedures pursuant to which the former shareholders of Fiat (including those persons who, through a bank, broker or custodian, were the beneficial owner of ordinary shares in Fiat), have been given the opportunity to opt for an initial allocation of Special Voting Shares upon completion of the Fiat Merger, as such procedures have been described in the merger documentation;

Initial Broker Confirmation Statement	a written statement from a Broker confirming with respect to a Shareholder that such Shareholder has uninterruptedly held one or more common shares in the share capital of Fiat from the record date preceding the Fiat EGM Date up to and including the Merger Execution Date;

Initial Deed of Allocation	a private deed of allocation (onderhandse akte van toekenning) of Special Voting Shares between the Company and an Initial Qualifying Shareholder, substantially in the form as annexed hereto as Exhibit F;

Initial Election Form	a form to be completed by a shareholder of Fiat (including any person who, through a bank, broker or custodian, is the beneficial owner of ordinary shares in Fiat), requesting the Company to register some or all of the Common Shares to be acquired by such person on the occasion and as a result of the Fiat Merger in the Loyalty Register and applying for a corresponding number of Special Voting Shares, substantially in the form as annexed hereto as Exhibit E;

Initial Qualifying Shareholders	has the meaning set out in clause 6.1;

Loyalty Intermediary Account	any securities account designated by the Company for the purpose of keeping in custody the Common Shares registered in the Loyalty Register;

Loyalty Register	has the meaning set out in the Articles of Association;

Loyalty Transferee	has the meaning set out in the Articles of Association;

Merger Execution Date	the date on which the notarial deed in respect of the Fiat Merger was executed;

MT	Monte Titoli S.p.A., the Italian central securities depositary;

Power of Attorney	a power of attorney pursuant to which a Shareholder irrevocably authorizes and instructs the Agent to represent such Shareholder and act on such Shareholder’s behalf in connection with any issuance, allocation, acquisition, transfer and/or repurchase of any Special Voting Shares and/or Common Shares in accordance with and pursuant to these Terms and Conditions, as referred to in clauses 4.3 and 6.1.

Qualifying Common Shares	with respect to any Shareholder, (i) the number of Common Shares that has pursuant to the Initial Allocation Procedures, been allocated to such Shareholder and registered in the Loyalty Register on the occasion of the Fiat Merger and continue to be so registered in the name of such Shareholder or its Loyalty Transferee(s) and (ii) the number of Electing Common Shares that has for an uninterrupted period of at least three (3) years, been registered in the Loyalty Register in the name of such Shareholder or its Loyalty Transferee(s) and continue to be so registered. For the avoidance of doubt, it is not necessary that specific Common Shares satisfy the requirements as referred to under (i) and (ii) in order for a number of Common Shares to qualify as Qualifying Common Shares; accordingly, it is permissible for Common Shares to be substituted into the Loyalty Register for different Common Shares without affecting the total number of Qualifying Common Shares or the total number of Common Shares that would become Qualifying Common Shares after an uninterrupted period of at least three (3) years after registration in the Loyalty Register, held by the Shareholder or its Loyalty Transferee(s);

Qualification Date	has the meaning as set out in clause 5.1;

Qualifying Shareholder	a holder of one or more Qualifying Common Shares;

Reference Price	the average closing price of a Common Share on the New York Stock Exchange calculated on the basis of the period of 20 trading days prior to the day of the breach as referred to in clause 10 or, if such day is not a Business Day, the preceding Business Day;

Regular Trading System	the system maintained and operated by DTC or the direct registration system maintained by the Agent, as applicable;

Request	has the meaning as set out in clause 4.1;

Shareholder	a holder of one or more Common Shares;

Special Voting Shares	special voting shares in the share capital of the Company;

Terms and Conditions	the terms and conditions established by this deed as they currently read and may be amended from time to time.

1.2	In these Terms and Conditions, unless the context requires otherwise:

(a)	references to a person shall be construed so as to include any individual, firm, legal entity (wherever formed or incorporated), governmental entity, joint venture, association or partnership;

(b)	the headings are inserted for convenience only and shall not affect the construction of this agreement;

(c)	the singular shall include the plural and vice versa;

(d)	references to one gender include all genders; and

(e)	references to times of the day are to local time in the relevant jurisdiction unless otherwise stated.

2.	PURPOSE OF SPECIAL VOTING SHARES

The purpose of the Special Voting Shares is to reward long-term ownership of Common Shares and to promote stability of the Company’s shareholder base.

3.	ROLE OF AGENT

3.1	The Agent shall on behalf of the Company manage, organize and administer the Loyalty Register and process the issuance, allocation, acquisition, sale, repurchase and transfer of Special Voting Shares and the transfer of Common Shares in accordance with these Terms and Conditions. In this respect, the Agent will represent the Company and process and sign on behalf of the Company all relevant documentation in respect of the Loyalty Intermediary Account, the Loyalty Register, the Special Voting Shares and the Common Shares, including - without limitation - deeds, confirmations, acknowledgements, transfer forms and entries in the Company’s register of shareholders.

3.2	In accordance with the Power of Attorney (as referred to in clause 4.3), the Agent shall accept instructions from Shareholders to act on their behalf in connection with the issuance, allocation, acquisition, sale, repurchase and transfer of Special Voting Shares and the transfer of Common Shares in accordance with these Terms and Conditions.

3.3	The Board shall ensure that up-to-date contact details of the Agent will be published on the Company’s corporate website.

4.	APPLICATION FOR SPECIAL VOTING SHARES - LOYALTY REGISTER

4.1	A Shareholder may at any time opt to become eligible for Special Voting Shares by requesting the Agent, acting on behalf of the Company, to register all or some of his Common Shares in the Loyalty Register. Such a request (a Request) will need to be made by the relevant Shareholder through its Broker, by submitting (i) a duly completed Election Form and (ii) a confirmation from the relevant Shareholder’s Broker that such Shareholder holds title to the number of Common Shares included in the Request.

4.2	In respect of any number of Common Shares which are registered in the direct registration system maintained by the Agent, a Request may also be made by a Shareholder directly to the Agent, acting on behalf of the Company (i.e. not through the intermediary services of a Broker), provided, however, that the Agent may in such case set additional rules and procedures to validate any such Request, including - without limitation - the verification of the identity of the relevant Shareholder, the evidence with respect to such Shareholder’s title to the number of Common Shares, included in the Request and the authenticity of such Shareholder’s submission.

4.3	Together with the Election Form, the relevant Shareholder must submit a duly signed Power of Attorney, irrevocably instructing and authorizing the Agent to act on his behalf and to represent him in connection with the issuance, allocation, acquisition, sale, transfer and repurchase of Special Voting Shares and the transfer of a designated number of Common Shares from the Regular Trading System or to the Loyalty Intermediary Account (as applicable), and vice versa, in accordance with and pursuant to these Terms and Conditions, and to sign on behalf of the relevant Shareholder all relevant documentation in respect of the Loyalty Intermediary Account, the Loyalty Register, the Special Voting Shares and the Common Shares, including - without limitation -deeds, confirmations, acknowledgements, transfer forms and entries in the Company’s register of shareholders.

4.4	The Company and the Agent may establish an electronic registration system in order to allow for the submission of Requests by email or other electronic means of communication. The Company will publish the procedure and details of any such electronic facility, including registration instructions, on its corporate website.

4.5	Upon receipt of the Election Form, the Broker confirmation, if applicable, as referred to in clause 4.1 and the Power of Attorney, the Agent will examine the same and use its reasonable efforts to inform the relevant Shareholder, through his Broker, as to whether the Request is accepted or rejected (and, if rejected, the reasons why) within ten Business Days of receipt of the above-mentioned documents. The Agent may reject a Request for reasons of incompleteness or incorrectness of the Election Form, the Power of Attorney or the Broker confirmation, if applicable, as referred to in clause 4.1 or in case of serious doubts with respect to the validity or authenticity of such documents. If the Agent requires further information from the relevant Shareholder in order to process the Request, then such Shareholder shall provide all necessary information and assistance required by the Agent in connection therewith.

4.6	If the Request is accepted, then the designated number of Common Shares will be taken out of the Regular Trading System or transferred to the Loyalty Intermediary Account (as applicable) and will be registered in the Loyalty Register in the name of the requesting Shareholder (and not in the name of any custodian, Broker, bank or nominee).

4.7	Without prejudice to clause 4.8, the transfer of Common Shares from the Regular Trading System or to the Loyalty Intermediary Account (as applicable) and the registration of Common Shares in the Loyalty Register will not affect the nature of such shares, nor any of the rights attached thereto. All Common Shares will continue to be part of the class of common shares in which they were issued, and any stock exchange listing or registration with the U.S. Securities and Exchange Commission shall continue to apply to such shares. All Common Shares shall be identical in all respects.

4.8	Once any number of Common Shares is included in the Loyalty Register by a Shareholder:

(a)	such Shareholder shall not, directly or indirectly, sell, dispose of, trade or transfer such number of Common Shares, or otherwise grant any right or interest therein (other than to a Loyalty Transferee of such Shareholder);

(b)	such Shareholder may create or permit to exist any pledge, lien, fixed or floating charge or other encumbrance over such Common Shares or any interest in any such Common Shares, provided that the voting rights in respect of such Common Shares remain with such Shareholder at all times; and

(c)	such Shareholder wanting to, directly or indirectly, sell, dispose of, trade or transfer such number of Common Shares (other than to a Loyalty Transferee), or create or permit to exist any pledge, lien, fixed or floating charge or other encumbrance over such Common Shares or any interest in any such Common Shares without maintaining the voting rights in respect of such Common Shares, will need, either directly or through such Shareholder’s Broker pursuant to a power of attorney, to submit a De-Registration Request as referred to in clause 7.1.

4.9	In addition to the procedures referred to in clauses 3.1 and 4.3, the Company and the Agent will establish a procedure with DTC and MT to facilitate the transfer of Common Shares in accordance with these Terms and Conditions.

5.	ALLOCATION OF SPECIAL VOTING SHARES

5.1	As per the date on which a number of Common Shares has been registered in the Loyalty Register in the name of one and the same Shareholder or a Loyalty Transferee of such Shareholder for an uninterrupted period of three years (the Qualification Date), such number of Common Shares will become Qualifying Common Shares and the holder thereof will be entitled to receive one Special Voting Share in respect of each of such Qualifying Common Shares and therefore any transfer of such number of Common Shares between such Shareholder and any Loyalty Transferee shall not be deemed to interrupt the three year period referred to in this clause 5.1.

5.2	On the Qualification Date, the Agent will, on behalf of both the Company and the relevant Qualifying Shareholder, process the execution of a Deed of Allocation pursuant to which such number of Special Voting Shares will be allocated to the Qualifying Shareholder as will correspond to the number of newly Qualifying Common Shares.

5.3	Any allocation of Special Voting Shares to a Qualifying Shareholder will be effectuated for no consideration (om niet) and be subject to these Terms and Conditions. The par value of newly issued Special Voting Shares will be funded out of, and debited to, the part of the reserves of the Company that is labelled “Special Capital Reserve”.

6.	INITIAL ALLOCATION PROCEDURES

6.1	In addition to the registration and allocation procedures set out in clauses 4 and 5, Special Voting Shares will be allocated on the occasion of the Fiat Merger to former shareholders of Fiat (including those persons who, through a bank, broker or custodian, were the beneficial owner of ordinary shares in any such entity) who have complied with the requirements of the Initial Allocation Procedures (Initial Qualifying Shareholders), including (i) the requirement to hold the relevant ordinary shares in the share capital of Fiat from the record date for the Fiat EGM up to the Merger Execution Date, (ii) the requirement to have been present or represented (by proxy) at the Fiat EGM (without regard to how such former shareholders of Fiat voted their shares at the Fiat EGM), (iii) the requirement to submit a duly completed Initial Election Form no later than 15 Business Days after the Fiat EGM, which contains a Power of Attorney and not to have withdrawn such election and (iv) the requirement to submit an Initial Broker Confirmation Statement on or prior to the Merger Execution Date.

6.2	The Common Shares to be acquired by Initial Qualifying Shareholders on the occasion and as a result of the Fiat Merger will be held in the Loyalty Intermediary Account and registered in the Loyalty Register immediately after completion of the Fiat Merger, in accordance with the Initial Allocation Procedures. Following such registration, each Initial Qualifying Shareholder shall be entitled to such number of Special Voting Shares as correspond to the number of Common Shares registered in the name of such Initial Qualifying Shareholder in the Loyalty Register.

6.3	The allocation of Special Voting Shares to Initial Qualifying Shareholders will be carried out by the Agent on behalf of and as hereby authorized by both the Company and the Initial Qualifying Shareholders, by execution of an Initial Deed of Allocation. For the avoidance of doubt, any allocation of Special Voting Shares to Initial Qualifying Shareholders will be carried out for no consideration (om niet) and will be subject to these Terms and Conditions. The nominal value of newly issued Special Voting Shares will be funded out of, and debited to, the part of the reserves of the Company that is labelled “Special Capital Reserve”.

7.	DE-REGISTRATION – WITHDRAWAL OF SPECIAL VOTING SHARES

7.1	A Shareholder with Common Shares registered in the Loyalty Register may at any time request the Agent acting on behalf of the Company to de - register some or all of such Common Shares registered in the Loyalty Register and, to the extent that the relevant Common Shares are held outside the Regular Trading System, to transfer such Common Shares back to the Regular Trading Register. Such a request (a De-Registration Request) must be made by the relevant Shareholder through its Broker, by submitting a duly completed De-Registration Form.

7.2	A De-Registration Request may also be made by a Shareholder directly to the Agent acting on behalf of the Company (i.e. not through the intermediary services of a Broker); provided, however, that the Agent may in such case set additional rules and procedures to validate any such De-Registration Request, including - without limitation - the verification of the identity of the relevant Shareholder and the authenticity of such Shareholder’s submission.

7.3	By means of and immediately upon a Shareholder submitting the De-Registration Form, such Shareholder shall have waived all rights to cast any votes that accrue to the Special Voting Shares concerned in the De-Registration Form.

7.4	Upon receipt of the duly completed De-Registration Form, the Agent will examine the same and procure that such number of Common Shares as specified in the De-Registration Form will be transferred from the Loyalty Intermediary Account, or, if the relevant Common Shares are held outside the Regular Trading System, to the Regular Trading System, as promptly as practible, but in any event within three Business Days of receipt of the De-Registration Form.

7.5	Upon de-registration from the Loyalty Register, such Common Shares will no longer qualify as Electing Common Shares or Qualifying Common Shares, as the case may be, and the holder of the relevant shares will no longer be entitled to hold a corresponding number of Special Voting Shares allocated in respect of any such Common Shares which qualify as Qualifying Common Shares and will be bound to offer and transfer such number of Special Voting Shares to the Company, and the Company will accept and acquire such number of Special Voting Shares, for no consideration (om niet).

7.6	The offering and transfer of the Special Voting Shares referred to in clause 7.5 by the relevant Shareholder to the Company and the repurchase and acquisition of such shares by the Company will be processed by the Agent on behalf of both the Company and the relevant Shareholder, by execution of a Deed of Withdrawal.

7.7	Upon completion of the repurchase of Special Voting Shares as referred to in clauses 7.5 and 7.6, the Company may proceed with the withdrawal and cancellation of such shares or, alternatively, continue to hold such shares as treasury stock until their disposal in accordance with the Articles of Association and these Terms and Conditions.

7.8	If the Company determines (in its discretion) that a Shareholder has taken any action a principal purpose of which is to avoid the application of clause 4.8 under (a) or (b) regarding transfer restrictions, clause 8 regarding transfer restrictions or clause 9 regarding a Change of Control of such Shareholder, the Company may instruct the Agent to transfer such Shareholder’s number of Common Shares registered in the Loyalty Register from the Loyalty Intermediary Account, or, if the relevant Common Shares are held outside the Regular Trading System, to the Regular Trading System and such Shareholder shall immediately be deemed to have (i) waived all rights to cast any votes that accrue to any Special Voting Shares allocated in respect of such number of Common Shares and (ii) transferred such Special Voting Shares allocated in respect thereof to the Company for no consideration (om niet).

7.9	For the avoidance of doubt, no Shareholder required to transfer Special Voting Shares pursuant to clause 7.5 or clause 7.8 shall be entitled to any purchase price referred to in the articles 5.5 or 13.5 of the Articles of Association for such Special Voting Shares and each Shareholder waives its rights in that respect, which waiver the Company hereby accepts and authorizes the Agent to take any and all actions in respect of the Common Shares and Special Voting Shares to give effect to the Terms and Conditions.

8.	TRANSFER RESTRICTIONS

8.1	In view of the purpose of the Special Voting Shares (as set out in clause 2) and the obligation of a Shareholder to re-transfer his Special Voting Shares to the Company as referred to in clauses 7.5, 7.8 and 9, no Shareholder shall, directly or indirectly:

(a)	sell, dispose of or transfer any Special Voting Share or otherwise grant any right or interest therein; or

(b)	create or permit to exist any pledge, lien, fixed or floating charge or other encumbrance over any Special Voting Share or any interest in any Special Voting Share.

Notwithstanding the foregoing, upon any transfer of Qualifying Common Shares to a Loyalty Transferee in accordance with the terms hereof, the associated Special Voting Shares shall also be transferred to such Loyalty Transferee.

9.	CHANGE OF CONTROL

9.1	Upon the occurrence of a Change of Control in respect of a Qualifying Shareholder or a Shareholder with Common Shares registered in the Loyalty Register, such Shareholder must promptly notify the Agent and the Company thereof, by submitting a Change of Control Notification, and must make a De-Registration Request as referred to in clauses 7.1 and 7.2.

9.2	The procedures described in clauses, 7.3, 7.4, 7.5, 7.6, 7.7 and 7.9 will apply accordingly to the De-Registration Request submitted pursuant to clause 9.1.

9.3	Notwithstanding that the Agent and the Company have not received a Change of Control Notification, upon the Company becoming aware that a Change of Control has occurred, the Company may provide the Agent with notice thereof and instruct the Agent to transfer such Shareholder’s shares registered in the Loyalty Register from the Loyalty Intermediary Account, or, if the relevant Common Shares are held outside the Regular Trading System, to the Regular Trading System, in which case the procedures of clauses 7.8 and 7.9 will apply mutatis mutandis.

10.	BREACH, COMPENSATION PAYMENT

In the event of a breach of any of the covenants set out in clauses 4.8, 7.3, 7.5, 8.1 and 9.1, the relevant Shareholder shall without prejudice to the Company’s right to request specific performance, be bound to pay to the Company an amount equal to the Reference Price multiplied by the number of Special Voting Shares that are affected by the relevant breach (the Compensation Amount).

The above-mentioned obligation to pay the Compensation Amount shall constitute a penalty clause (boetebeding) as referred to in article 6:91 of the Dutch Civil Code. The Compensation Amount payment shall be deemed to be in lieu of, and not in addition to, any liability (schadevergoedingsplicht) of the relevant Shareholder towards the Company in respect of the relevant breach - so that the provisions of this clause 10 shall be deemed to be a “liquidated damages” clause (schadevergoedingsbeding) and not a “punitive damages” clause (strafbeding).

The provisions of article 6:92, paragraphs 1 and 3 of the Dutch Civil Code shall, to the maximum extent possible, not apply.

11.	LOYALTY REGISTER

The Agent, acting on behalf of the Company, shall keep the Loyalty Register up to date.

12.	AMENDMENT OF THESE TERMS AND CONDITIONS

12.1	These Terms and Conditions have been established by the Board on 10 October 2014 and have been approved by the general meeting of shareholders of the Company on 10 October 2014.

12.2	These Terms and Conditions may be amended pursuant to a resolution by the Board, provided, however, that any amendment that is not merely technical and is material to Shareholders that are registered in the Loyalty Register, will be subject to the approval of the general meeting of shareholders of the Company unless such amendment is required to ensure compliance with applicable law or regulations or the listing rules of any securities exchange on which the Common Shares are listed.

12.3	Any amendment of the Terms and Conditions shall require a private deed to that effect.

12.4	The Company shall publish any amendment of these Terms and Conditions on the Company’s corporate website and notify the Qualifying Shareholders of any such amendment through their Brokers.

13.	COSTS

All costs of the Agent in connection with these Terms and Conditions, any Power of Attorney and any Initial Deed of Allocation, Deed of Allocation and Deed of Withdrawal, shall be for the account of the Company. Any other costs shall be for the account of the relevant Shareholder.

14.	GOVERNING LAW, DISPUTES

14.1	These Terms and Conditions are governed by and construed in accordance with the laws of the Netherlands.

14.2	Any dispute in connection with these Terms and Conditions and/or the Special Voting Shares and/or Common Shares and/or Qualifying Common Shares will be brought before the courts of Amsterdam, the Netherlands.

EXHIBIT A

ELECTION FORM

• Election Form with regard to Common Share traded on New York Stock Exchange (NYSE)

• Election Form with regard to Common Share traded on Mercato Telematico Azionario (MTA)

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PO BOX •

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Date:

Company:             Fiat Chrysler Automobiles N.V.

Registration:

Holder Account:

Number:

Document I.D.:

Our Reference:

Dear Shareholder:

 Please read, complete and sign this Election Form in accordance with the instructions contained herein, to elect to receive special  voting shares in the capital of Fiat Chrysler Automobiles N.V. (the Company).

 This Election Form should be read in conjunction with the Special Voting Shares Terms and Conditions, which documentation is  available on the investor relations page on the corporate website of the Company www.fcagroup.com.

 Please send the completed Election Form to:

 Computershare

 PO Box •

 •

 By submitting this Election Form you are hereby requesting to obtain special voting shares in the share capital of the Company.

 If you do not correctly complete this Election Form or if this Election Form is not received by Computershare, the common shares in  the share capital of the Company for which you elect registration will not be registered in the loyalty register of the Company.

Questions can be directed to toll free within the US: [855-807-3164] or outside the US: [732-491-0514]. Our telephone representatives are available on business days between the hours of 8:30 a.m. and 5:00 p.m. EST. Our automated phone system is available 24 hours a day, 7 days a week, but it is only appropriate for getting routine information.

Sincerely,

Service Representative

Enclosure: Election form (Form code)

ELECTION FORM

FOR THE REGISTRATION OF COMMON SHARES IN THE SHARE CAPITAL OF

FIAT CHRYSLER AUTOMOBILES N.V. (THE ‘COMPANY’)

ON THE UNITED STATES LOYALTY REGISTER

Return this completed Election Form accompanied by your DRS Statement to:

Computershare

P.O. Box •

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Registered Owner:

Registered Owner Address:

Account Number:

Issue ID:

NUMBER OF COMMON SHARES IN THE SHARE CAPITAL OF THE COMPANY FOR WHICH YOU ELECT TO RECEIVE SPECIAL VOTING SHARES IN THE SHARE CAPITAL OF THE COMPANY

Please print the number of common shares in the share capital of the Company held in your name as to which you elect to be registered in the loyalty register (the Loyalty Register) of the Company.

Number of common shares:	(the Electing Common Shares).

If this form is completed improperly, then such holder(s) will not be considered to have made a proper election.

If the Electing Common Shares are currently held with a broker in DTC the broker must first withdraw the Electing Common Shares from DTC and register the Electing Common Shares in the shareholder’s name. The shareholder will be sent a DRS statement. The shareholder must then send the DRS statement and this completed election form to Computershare Inc.

If the number of Electing Common Shares is less than the number of common shares in the share capital of the Company in your account a new DRS statement will be generated reflecting the transaction.

DECLARATION AND POWER OF ATTORNEY

By returning this Election Form, duly completed, you irrevocably and unconditionally:

(a)	agree to be bound by the Special Voting Shares Terms and Conditions, as published on the Company’s website; and

(b)	authorize and instruct Computershare Inc. to represent you and act on your behalf in connection with any issuance, allocation, acquisition, transfer and/or repurchase of any special voting share in the capital of the Company and the registration in the Loyalty Register and the Company’s shareholders’ register of the Electing Common Shares in the name of the shareholder in accordance with and pursuant to the Special Voting Shares Terms and Conditions.

GOVERNING LAW, DISPUTES

This Election Form is governed by and construed in accordance with the laws of the Netherlands. Any dispute in connection with this Election Form will be brought before the courts of Amsterdam, the Netherlands.

DIRECTION TO DIRECTLY REGISTER COMMON SHARES IN THE SHARE CAPITAL OF THE COMPANY UPON ELECTION

The Electing Common Shares as to which registration in the Loyalty Register is requested and the special voting shares in the share capital of the Company WILL NOT be DTC eligible. All such Electing Common Shares and special voting shares in the share capital of the Company will be uncertificated and registered only in the books of the Company in accordance with the instructions below. A statement of holdings will be sent to the Loyalty Register shareholder.

Signature of holder(s)	Capacity if applicable

Name of holder(s)	Date

This form must be signed by the registered holder(s) exactly as such name(s) appear on the Company’s shareholder register. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the necessary documentation and information above, including full title.

Return this completed Election Form accompanied by your DRS Statement to:

Computershare

P.O. Box •

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ELECTION FORM FOR THE REGISTRATION OF COMMON SHARES IN THE SHARE CAPITAL OF FIAT CHRYSLER AUTOMOBILES N.V. (THE ‘COMPANY’) IN THE LOYALTY REGISTER (ITALIAN BRANCH) To: Computer share S.p.A., [Via Nizza 262/73, Torino, Italy,] as Agent for the Company. To be advanced by fax: ? or by e-mail to “?”. Disclaimer This Election Form shall be completed and signed in accordance with the instructions contained herein, to elect to receive special voting shares (the Special Voting Shares) in the share capital of the Company. This Election Form should be read in conjunction with the Special Voting Shares—Terms and Conditions, which documentation is available on the corporate website of the Company (www.fcagroup.com). By submitting this Election Form duly completed and signed to the Agent above, you are hereby electing to obtain Special Voting Shares and the common shares (the Common Shares) in the share capital of the Company for which you elect registration will be registered in the loyalty register (the Loyalty Register) of the Company. 1. Data of electing shareholder who requests registration of his Common Shares in the Loyalty Register (Italian Branch) in order to receive Special Voting Shares Name and surname or Corporate name . . . Date of birth /. / Place of birth . Tax code . Address or registered seat . . . Tel. . E-mail . (the Electing Shareholder). (if the signing party acts on behalf of the Electing Shareholder, please fill in the following table including data relating to the signing party) Name and surname . . In the quality of Date of birth /. / . Place of birth . . . Tel. . E-mail . . 2. Number of Common Shares in relation to which the registration in the Loyalty Register is requested in order to receive Special Voting Shares No. of Common Shares . Average book value (for Italian residents tax purpose) . Depositary intermediary . . Security Account no. . Reference for payment of dividends (bank) . IBAN . BIC/SWIFT Code . 3. Declaration and power of attorney The Electing Shareholder, through the transmission of this Election Form, duly completed, irrevocably and unconditionally: a) agrees to be bound by the Special Voting Shares Terms and Conditions, published on the Company’s website; b) authorizes and irrevocably instructs Computershare S.p.A. as Agent who acts also on behalf of the Company, to represent the Electing Shareholder and acts on his/her/its behalf in connection with any issuance, allocation, acquisition, transfer and/or repurchase of any Special Voting Share, the transfer of the Common Shares to the Loyalty Intermediary Account (as defined in the Special Voting Shares Terms and Conditions) and the registration in the Loyalty Register in the name of the Electing Shareholder of the Common Shares as to which such registration is requested in accordance with and pursuant to the Special Voting Shares Terms and Conditions; c) accepts that the Special Voting Shares will be uncertificated and registered only in the books of the Company. 4. Governing law and disputes This Election Form is governed by and construed in accordance with the laws of the Netherlands. Any dispute in connection with this Election Form will be brought before the courts of Amsterdam, the Netherlands, as provided by Special Voting Shares Terms and Conditions. The Electing Shareholder (signature) 5. Depositary intermediary The depositary intermediary: a) confirms the number of Common Shares owned by the Electing Shareholder at the date of this Election Form; b) accepts that the Common Shares will be registered in the Loyalty Intermediary Account managed by the Company and the Special Voting Shares will be uncertificated and registered only on the books of the Company. Tel. e-mail . . The Depositary Intermediary (Stamp and signature)

EXHIBIT B

DEED OF ALLOCATION

[insert date]

PRIVATE DEED OF ALLOCATION

relating to the allocation of special voting shares in the capital of

FIAT CHRYSLER

AUTOMOBILES N.V.

PRIVATE DEED OF ALLOCATION OF SPECIAL VOTING SHARES IN THE

CAPITAL OF FIAT CHRYSLER AUTOMOBILES N.V. ON ACCOUNT OF THE

SPECIAL CAPITAL RESERVE

dated [*]

PARTIES:

(1)	[[insert name], a company [organised/incorporated] under the laws of [*], having its office address [*] (the Shareholder)] [OR] [[insert first name, last name], born in [city, country] on [date], residing at [address] (the Shareholder)]; and

(2)	Fiat Chrysler Automobiles N.V., a company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands having its official seat in Amsterdam, the Netherlands, and its office address at 240 Bath Road, SL1 4DX, Slough, United Kingdom, (the Company).

WHEREAS:

(A) This deed concerns an issue of Special Voting Shares in the share capital of the Company as described in clause 5 of the terms and conditions with respect to the special voting shares published on the website of the Company (www.fcagroup.com) (the Special Voting Shares Terms and Conditions). Capitalized terms used but not defined in this deed will have the meaning as set out in the Special Voting Shares Terms and Conditions.

(B) [*] [(*)] of the Shareholder’s Common Shares have been registered in the Loyalty Register for an uninterrupted period of three (3) years in accordance with clause 5.1 of the Special Voting Shares Terms and Conditions and therefore such Common Shares have become Qualifying Common Shares as per this date.

(C) Pursuant to this deed, the Company now wishes to issue [*] ([*]) Special Voting Shares to the Shareholder (the Shareholder Special Voting Shares) in respect of such Shareholder’s Qualifying Common Shares.

(D) On [*], the board of directors of the Company resolved in a resolution (the Resolution) to issue [*] ([*]) Special Voting Shares in the capital of the Company, with a nominal value of one euro cent (€ 0.01) each for the purposes of the allocation of Special Voting Shares.

(E) The Company and the Shareholder will hereby effect the issue of the Shareholder Special Voting Shares on the terms set out below.

IT IS AGREED:

1. ISSUE

1.1 The Company hereby issues the Shareholder Special Voting Shares to the Shareholder on the terms set out in the Special Voting Shares Terms and Conditions, the Resolution and in this deed. The Shareholder hereby accepts the Shareholder Special Voting Shares from the Company.

1.2 The Company shall register the Shareholder Special Voting Shares in its shareholders’ register. No share certificates shall be issued for the Shareholder Special Voting Shares.

1.3 The Company shall make note of this issuance in the Loyalty Register.

2. OBLIGATION TO PAY

The Shareholder Special Voting Shares are issued at par and therefore against an obligation to pay in the aggregate of [€0.01 x the Shareholder Special Voting Shares] euro (€ [*]) and will be fully paid up in cash on account of the special capital reserve of the Company.

3. RESCISSION

The Company and the Shareholder waive their right to rescind the agreement contained in this deed or to demand rescission thereof in accordance with Section 6:265 of the Dutch Civil Code.

4. GOVERNING LAW

This deed shall be governed by, and interpreted in accordance with, the laws of the Netherlands.

SIGNATURE

This deed is signed by duly authorised representatives of the parties:

SIGNED by [insert name Agent]	)	SIGNATURE:
for and on behalf of	)
[*]	)
)
)
)
	)	NAME:

SIGNED	)	SIGNATURE:
for and on behalf of	)
Fiat Chrysler Automobiles N.V.	)
)
)
)
	)	NAME:

EXHIBIT C

DE-REGISTRATION FORM

• De-Registration Form with regard to Common Shares registered through Computershare Trust Company N.A.

• De-Registration Form with regard to Common Shares registered through Computershare S.p.A. (previously named Servizio Titoli S.p.A.)

•

PO BOX •

•

Date:

Company:         Fiat Chrysler Automobiles N.V.

Registration:

Holder Account:

Number:

Document I.D.:

Our Reference:

Dear Shareholder:

 Please read, complete and sign this De-Registration Form in accordance with the instructions contained herein, to request de- registration of your common shares in the share capital of Fiat Chrysler Automobiles N.V. (the Company) registered in the loyalty  register of the Company.

 This De-Registration Form should be read in conjunction with the Special Voting Shares Terms and Conditions, which  documentation is available on the investor relations page on the corporate website of the Company www.fcagroup.com.

 Please send the completed De-Registration Form to:

 Computershare

 PO Box •

 •

Questions can be directed to toll free within the US: [855-807-3164] or outside the US: [732-491-0514]. Our telephone representatives are available on business days between the hours of 8:30 a.m. and 5:00 p.m. EST. Our automated phone system is available 24 hours a day, 7 days a week, but it is only appropriate for getting routine information.

Sincerely,

Service Representative

Enclosure: De-Registration form (Form code)

DE-REGISTRATION FORM

RELATING TO A REQUEST FOR DE-REGISTRATION OF

COMMON SHARES IN THE SHARE CAPITAL OF

FIAT CHRYSLER AUTOMOBILES N.V. (THE ‘COMPANY’)

FROM THE LOYALTY REGISTER

Return this completed De-Registration Form to:

Computershare

P.O. Box •

•

Registered Owner:

Registered Owner Address:

Account Number:

Issue ID:

NUMBER OF COMMON SHARES IN THE SHARE CAPITAL OF THE COMPANY THAT YOU REQUEST TO BE DE-REGISTERED FROM THE LOYALTY REGISTER OF THE COMPANY

Please print the number of common shares in the share capital of the Company that you request to be de-registered from the loyalty register (the Loyalty Register) of the Company.

Number of common shares to be de-registered:	(the De-Registration Common Shares).

The name(s) of holder(s) must be exactly as the registered name(s) that appear(s) on the Loyalty Register.

If this form is completed improperly, then such holder(s) will not be considered to have made a proper de-registration.

DECLARATION AND POWER OF ATTORNEY

By returning this De-Registration Form, duly completed, you irrevocably and unconditionally instruct and authorize Computershare Inc., acting on behalf of the Company, to transfer the De-Registration Common Shares registered in the Loyalty Register back to the system maintained and operated by the Depository Trust Company or the direct registration system maintained by the bank, depositary or trust appointed by the board of directors of the Company from time to time and in relation to the relevant jurisdiction in which Company’s shares are listed for trading, as applicable, and to sign any documentation required to effect such transfer.

ACKNOWLEDGEMENT

By returning this De-Registration Form, duly signed, you acknowledge that pursuant to the Special Voting Shares Terms and Conditions:

(a)	as from the date hereof, your De-Registration Common Shares included in this De-Registration Form will no longer be registered in the Loyalty Register;

(b)	you are no longer entitled to hold or acquire the special voting shares in the share capital of the Company in respect of your De-Registration Common Shares included in this De-Registration Form;

(c)	Computershare Inc. shall transfer to the Company such number of special voting shares in the share capital of the Company as equals the number of De-Registration Common Shares included in this De-Registration Form for no consideration; and

(d)	as from the date hereof, to the extent you hold special voting shares in the share capital of the Company, you are considered to have waived the voting rights attached to these special voting shares, effected by this De-Registration Form.

GOVERNING LAW, DISPUTES

This De-Registration Form is governed by and construed in accordance with the laws of the Netherlands. Any dispute in connection with this De-Registration Form will be brought before the courts of Amsterdam, the Netherlands.

Signature of holder(s)	Capacity if applicable

Name of holder(s)	Date

This form must be signed by the registered holder(s) exactly as such name(s) appear on the Company’s Loyalty Register. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the necessary documentation and information above, including full title.

Return this completed De-Registration Form to:

Computershare

P.O. Box •

•

DE-REGISTRATION FORM FOR DE-REGISTRATION OF COMMON SHARES IN THE SHARE CAPITAL OF FIAT CHRYSLER AUTOMOBILES N.V. (THE ‘COMPANY’) FROM THE LOYALTY REGISTER (ITALIAN BRANCH) To: Computershare S.p.A., [Via Nizza 262/73, Torino, Italy,] as Agent for the Company To be advanced by fax: or by e-mail to “ ”. Disclaimer This De-Registration Form shall be completed and signed in accordance with the instructions contained herein, to request deregistration of the common shares (the Common Shares) in the share capital of the Company registered in the loyalty register (the Loyalty Register) of the Company. This De-Registration Form should be read in conjunction with the Special Voting Shares—Terms and Conditions, which documentation is available on the corporate website of the Company (www.fcagroup.com). Send the De-Registration Form duly completed and signed to the Agent above. 1. Data of registered shareholder in the Loyalty Register (Italian Branch) Name and surname or Corporate name . . Date of birth /. / Place of birth . Tax code Address or registered seat . Tel. . E-mail . (the Registered Shareholder). (if the signing party acts on behalf of the Registered Shareholder, please fill in the following table including data relating to the signing party) Name and surname . . In the quality of Date of birth / /. Place of birth Tax code . Tel. . E-mail . . 2. Number of Common Shares in relation to which the De-Registration from the Loyalty Register is requested No. of Common Shares . Average book value (for Italian residents tax purpose) . Depositary intermediary to whom crediting the shares . . . ABI . CAB . Shareholder Security Account . . MT Account . 3. Acknowledgment, representations and undertakings The Registered Shareholder, through the submission of this De-Registration Form duly completed, irrevocably and unconditionally instructs and authorizes the Agent Computershare S.p.A., who acts also on behalf of the Company, to transfer from the Loyalty Intermediary Account (as defined in the Special Voting Shares Terms and Conditions) to and credit the above indicated intermediary with the Common Shares to be de-registered, and pursuant the Special Voting Shares Terms and Conditions, acknowledges: a) as from the date hereof, the Common Shares included in this De-Registration Form will no longer be registered in the Loyalty Register; b) to be no longer entitled to hold or acquire the special voting shares in the share capital of the Company in respect of the Common Shares included in this De- Registration Form; c) the Agent, who acts also on behalf of the Company, shall transfer to the Company such number of special voting shares in the share capital of the Company as equals the number of Common Shares included in this De-Registration Form for no consideration; and d) as from the date hereof, to the extent you hold special voting shares in the share capital of the Company, you are considered to have waived the voting rights attached to these special voting shares, effected by this De-Registration Form. 4. Governing law and disputes This Election Form is governed by and construed in accordance with the laws of the Netherlands. Any dispute in connection with this Election Form will be brought before the courts of Amsterdam, the Netherlands, as provided by Special Voting Shares Terms and Conditions. The Registered Shareholder (signature) The Depositary Intermediary (stamp and signature)

EXHIBIT D

DEED OF WITHDRAWAL

[insert date]

PRIVATE DEED OF REPURCHASE AND TRANSFER

relating to the repurchase and transfer of Special Voting Shares in the capital of Fiat Chrysler Automobiles N.V.

PRIVATE DEED OF REPURCHASE AND TRANSFER OF SPECIAL VOTING

SHARES IN THE CAPITAL OF FIAT CHRYSLER AUTOMOBILES N.V.

dated [*]

PARTIES:

(1)	[[insert name], a company [organised/incorporated] under the laws of [*], having its office address [*] (the Shareholder)] [OR] [[insert first name, last name], born in [city, country] on [date], residing at [address] (the Shareholder)]; and

(2)	Fiat Chrysler Automobiles N.V., a company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands having its official seat in Amsterdam, the Netherlands, and its office address at 240 Bath Road, SL1 4DX, Slough, United Kingdom, (the Company).

WHEREAS:

(A) The Shareholder has acquired [*] [(*)] Special Voting Shares by private deed on [insert date], pursuant to and in accordance with the terms and conditions with respect to the special voting shares published on the website of the Company (www.fcagroup.com) (the Special Voting Shares Terms and Conditions). Capitalized terms used but not defined in this deed will have the meaning as set out in the Special Voting Shares Terms and Conditions.

(B) On this day, [insert name Agent] acting on behalf of the Company, received a duly completed De-Registration Form with regard to [*] of the Special Voting Shares of the Shareholder, registered in the Loyalty Register. Pursuant to this deed, the Company and the Shareholder now wish to act upon this request and transfer the corresponding number of Special Voting Shares in the capital of the Company (the Repurchased Shares) by means of repurchase for no consideration (om niet).

(C) On [*], the board of directors of the Company approved and authorised the repurchase of the Repurchased Shares by the Company (the Resolution).

(D) The Company and the Shareholder will hereby effect the repurchase and transfer of the Repurchased Shares for no consideration (om niet) in accordance with Section 2:98 and Section 2:86c of the Dutch Civil Code (DCC) on the terms set out below.

IT IS AGREED:

1. REPURCHASE AND TRANSFER

The Company hereby repurchases the Repurchased Shares from the Shareholder on the terms set out in the Special Voting Shares Terms and Conditions, the Resolution and in this deed and the Shareholder accepts the same. The Shareholder hereby transfers the Repurchased Shares to the Company for no consideration (om niet) and the Company accepts the same.

2. SHARE TRANSFER RESTRICTIONS

In order to comply with the blocking clause as set out in Article 13 of the articles of association of the Company, the board of directors of the Company has resolved to approve the transfer of the Repurchased Shares from the Shareholder to the Company pursuant to the Resolution.

3. WARRANTY

3.1 The Shareholder warrants to the Company that it is the sole owner of the Repurchased Shares, that the Repurchased Shares are unencumbered, and that it has full power, right and authority to transfer the Repurchased Shares to the Company.

3.2 The Company accepts the warranty given in the previous paragraph.

4. NACHGRÜNDUNG

Section 2:94c of the DCC does not apply to subject transfer.

5. RESCISSION

The Company and the Shareholder waive their right to rescind the agreement contained in this deed or to demand rescission thereof in accordance with Section 6:265 of the DCC.

6. ACKNOWLEDGEMENT

The Company acknowledges the transfer of the Repurchased Shares and shall register the transfer in its shareholders’ register.

7. GOVERNING LAW

This deed shall be governed by, and interpreted in accordance with, the laws of the Netherlands.

SIGNATURE

This deed is signed by duly authorised representatives of the parties:

SIGNED by [insert name Agent]	)	SIGNATURE:
for and on behalf of	)
[*]	)
)
)
)
	)	NAME:

SIGNED by [insert name Agent]	)	SIGNATURE:
for and on behalf of	)
Fiat Chrysler Automobiles N.V.
)
)
)
)
	)	NAME:

EXHIBIT E

INITIAL ELECTION FORM

• Initial Election Form former Fiat shareholders

ABI Depositary MT Account Progressive No. . ELECTION FORM FOR THE ALLOCATION OF SPECIAL VOTING SHARES OF Fiat Chrysler Automobiles N.V. UPON THE MERGER with FIAT S.P.A. TO: FIAT S.P.A. (“FIAT”) C/O: COMPUTERSHARE S.P.A., VIA NIZZA 262/73, TORINO To send in advance by fax no. + or by e-mail to Disclaimer The holder of Fiat shares (the “Electing Shareholder”), having attended or being represented (by proxy) at the extraordinary shareholders’ meeting called for 2014 (the “EGM”), must fill in and sign this election form (the “Election Form”) pursuant to the instructions here below, in order to receive the Special Voting Shares issued, upon the merger of Fiat with and into Fiat Investments N.V. (the “Merger”), by Fiat Investments N.V. renamed after the Merger “Fiat Chrysler Automobiles N.V.” (the “Company”). In relation to this particular Election Form, a Special Voting Share can only be validly acquired by a holder of a common share of the Company which was acquired pursuant to the Merger, subject to such common share being a Qualifying Common Shares, as defined in the “Special Voting Shares Terms and Conditions”. Moreover, a holder of a Qualifying Common Share can only validly acquire not more than 1 Special Voting Share for each Qualifying Common Share. This Election Form shall be read jointly with the “Special Voting Shares Terms and Conditions” and the Information Document made available to the public in connection with the EGM, published on the Fiat corporate website, www.fiatspa.com. In this Election Form, the defined English words will have the same meaning as indicated in the “Special Voting Shares Terms and Conditions”, unless otherwise defined herein and the defined Italian words will have the same meaning as indicated in the Information Document. This Election Form, duly filled in and signed by the Electing Shareholder and the depository intermediary, shall be received by Fiat through such intermediary by correspondence to the address or by means indicated above on or before 2014. Otherwise, the Electing Shareholder will not be entitled to receive the Special Voting Shares upon completion of the Merger. 1. Data of the Electing Shareholder Name and surname or Corporate name : Tax code: ID code as indicated in the EGM notification of participation . Date of birth: // Place of birth: Address or registered seat: Telephone number: E-mail address: . 2. Number of Fiat shares owned as of 2014 (EGM record date) in relation to which the allocation of Special Voting Shares is requested No. of Fiat shares . Average book value (for Italian tax purposes only) Depository intermediary :. ABI CAB . Account no. Reference of the EGM notification of participation . 3. Acknowledgment, representations and undertakings The Electing Shareholder, through the transmission of this Election Form filled in and signed, irrevocably and unconditionally: a) for the purpose of receiving Special Voting Shares, represents that, pursuant to the Initial Allocation Procedures as regulated under the “Special Voting Shares Terms and Conditions”, he/she/it attended the EGM or was represented by proxy at the EGM and acknowledges that he/she/it shall own the Fiat shares in relation to which he/she/it elects to receive such Special Voting Shares continuously starting from 2014 (the EGM record date) up to the date of effectiveness of the Merger; b) accepts and agrees to be bound by the Special Voting Shares Terms and Conditions, published on the Fiat corporate website also pursuant to articles 1341 and 1342 of the Italian Civil Code; c) authorizes and irrevocably instructs Computershare S.p.A. as agent to represent the Electing Shareholder and act on his/her/its behalf in connection with: i. any issuance, allocation, acquisition, sale, transfer and/or repurchase of any Special Voting Share and any Common Shares in accordance with and pursuant to the Special Voting Shares Terms and Conditions; ii. any retransfer to the Company and/or repurchase of any Special Voting Share, if such Special Voting Share will have been issued by the Company in connection with the Merger as a result of an administrative error; d) accepts that Fiat shares in relation to which the Electing Shareholder requires the assignment of the Special Voting Shares will be identified with the ISIN code (the “Special ISIN Code”) up to and conditionally upon any transfer of these shares. 4. Governing and law and disputes This Election Form, with the exception of the powers of attorney as included under paragraph (3), letter (c) above, will be governed under Italian law. The court of Turin will be the competent court in connection with any dispute that might arise in relation with this Election Form. Nevertheless, the Electing Shareholder acknowledges and accepts that, in the light of the fact that the Company is organized under Dutch law, the powers of attorney as included under paragraph (3), letter (c) above, the terms and conditions regulating the Common Shares and the Special Voting Shares, as well as their allocation, are governed under Dutch law and the court of Amsterdam will be competent for any dispute in connection therewith in accordance with the Terms and Conditions of the Special Voting Shares. The Electing Shareholder (signature) _ (if the signing party signs this Election Form on behalf of the Electing Shareholder, please fill in the following table including data relating to the signing party)

Data of the signing party representing the Electing Shareholder: Name and surname : . In the quality of : Date of birth: / / . . Place of birth: . Address: . Tax code: The depository intermediary: a) confirms the number of shares owned by the Electing Shareholder as of the record date as indicated under point no. 2 above, b) undertakes to cause this Election Form to be received by Fiat on behalf of the Electing Shareholder within and not later than , 2014, advanced it by fax or by e-mail pursuant instructions received by Monte Titoli; c) undertakes to communicate to Fiat (c/o Computershare S.p.A.) any possible transfer or sale by the Electing Shareholder of the ordinary shares as indicated under point no. 2 above (wholly or in part) and the subsequent loss of the Special ISIN Code as indicated under point (3) letter (d) above; d) acknowledges that the Common Shares will be registered in the Loyalty Intermediary Account managed by the Company and Special Voting Shares will be uncertificated and registered only on the books of the Company. Date: (Stamp and signature of the intermediary) INFORMATION NOTICE PURSUANT TO ARTICLE 13 OF THE LEGISLATIVE DECREE OF JUNE 30, 2003, NO. 196 Pursuant to article 13 of the Legislative Decree of June 30, 2003, no. 196, containing the personal data processing code (the “Code”), Fiat S.p.A., with registered office in Turin, via Nizza, no. 250, (“Fiat”), in its capacity as data controller (“Data Controller”) of the personal data that will be provided (the “Data”), intends informing you of the following. 1. PURPOSE OF DATA PROCESSING, MANDATORY PROVISION The Data provided will be processed by Fiat, with the aid of computerized and/or paper means, for the following purposes: a) carrying out of the fulfilments concerning the allocation of the special voting shares by the absorbing company Fiat Investments N.V. (which will be renamed “Fiat Chrysler Automobiles N.V.” upon the Merger); b) fulfilment of the obligations set forth by laws, regulations and European provisions, or by instructions given by the Authorities and Supervision Bodies or by administrative practices. The provision of Data and relevant processing for such purposes, which are necessary for managing the contractual relationship or connected to the fulfilment of legislative obligations, is mandatory and consequently does not need an express consent, which would otherwise prevent Fiat from developing and managing the relationship. The Data are exclusively accessible to and processed by Fiat’s staff or, if necessary, companies’ staff that provides to Fiat, either in Italy or abroad, specific services or performs activities which are connected, ancillary or may be of any support in relation to the methods and purposes due to which such Data have been collected, who need to have access and process said Data while carrying out their specific activities and tasks. Such persons, whose number will be as limited as possible, shall carry out the process of Data in their capacity as Persons Responsible for and/or in Charge of the processing, shall be appointed to this end and duly trained in order to avoid any loss, destruction, and unauthorized accesses or processing of the Data. The up-dated list of the Persons Responsible for the Data processing is kept at the Data Controller and may be required for inspection. The Data Controller is Fiat, in person of the person appointed for this function, . 2. COMMUNICATION OF DATA TO THIRD PARTIES Notwithstanding the foregoing, Fiat may disclose the Data to the absorbing company Fiat Investments N.V. for the allocation of the special voting shares and may disclose the Data for the same purposes for which such Data have been collected to Authorities and Supervision and Control Bodies, or to other subjects indicated by them, under the provisions issued by them, or determined by laws, including EU laws, regulations or administrative practices. 3. DATA PROCESSING METHODS Fiat processes the Data of interested parties in a lawful and correct manner, ensuring their confidentiality and safety. The processing –including the collection and any other activity contemplated in the definition of “processing” pursuant to Article 4 of the Code (among which, merely by way of example, the registration, organization, elaboration, communication, storage and destruction of Data) – will be performed using manual, computerized and/or telematics tools, with organizational procedures and logics strictly connected with the abovementioned purposes. The Data shall be stored for a period of time which is strictly necessary in relation to the purposes for which they have been collected, in compliance with the law and with any provisions laid down by the Italian Privacy Guarantor. 4. EXERCISE OF RIGHTS Interested parties may exercise their rights, pursuant to article 7 of the Code which provides, inter alia, that the interested parties may have access to his/her Data, obtain a copy of the information processed, require their up-dating, correction, integration, deletion or blocking, as well as made an opposition, in whole or in part, for legitimate reasons to the processing of his/her Data. The interested parties exercise his/her rights, in accordance with the methods set forth by the law, by contacting to Fiat S.p.A., Turin, Via Nizza, no. 250, to the attention of the person appointed for this function, . Fiat S.p.A. The Electing Shareholde (signature)

EXHIBIT F

INITIAL DEED OF ALLOCATION

• Initial Deed of Allocation former Fiat shareholders

[insert date]

PRIVATE DEED OF INITIAL ALLOCATION

relating to the initial allocation of Special Voting Shares in the capital of Fiat Chrysler Automobiles N.V.

PRIVATE DEED OF INITIAL ALLOCATION OF SPECIAL VOTING SHARES

IN THE CAPITAL OF FIAT CHRYSLER AUTOMOBILES N.V. ON ACCOUNT OF

THE SPECIAL CAPITAL RESERVE

dated [*]

PARTIES:

(1)	All Initial Qualifying Shareholders listed in Annex A (the Shareholders and each Initial Qualifying Shareholder a Shareholder); and

(2)	Fiat Chrysler Automobiles N.V., a company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands having its official seat in Amsterdam, the Netherlands, and its office address at 240 Bath Road, SL1 4DX, Slough, United Kingdom, (the Company).

WHEREAS:

(A) On this day, [*] a cross-border statutory merger (grensoverschrijdende fusie) became effective pursuant to which Fiat S.p.A. (Fiat) has ceased to exist as a standalone entity and the Company acquired all Fiat’s assets and assumed all Fiat’s liabilities under universal title of succession (algemene titel) against the allotment of common shares in the share capital of the Company to the shareholders of Fiat at the time of effectiveness of the statutory merger (the Merger).

(B) This deed concerns an issue of Special Voting Shares in the share capital of the Company as described in clause 6 of the terms and conditions with respect to the special voting shares published on the website of Fiat (www.—.com) (the Special Voting Shares Terms and Conditions). Defined terms in this deed will have the meaning as set out in the Special Voting Shares Terms and Conditions, unless otherwise defined herein.

(C) Each of the Shareholders has complied with the requirements set out below and is therefore Initial Qualifying Shareholder in the meaning of clause 6 of the Special Voting Shares Terms and Conditions:

(i)	Each of the Shareholders has uninterruptedly held Common Shares in Fiat from the record date preceding the Fiat EGM up to the Merger Execution Date, as appears from the Initial Broker Confirmation Statement;

(ii)	Each of the Shareholders was present or represented by proxy at the Fiat EGM, as appears from the attendance list;

(iii)	Each of the Shareholders timely submitted a duly completed Initial Election Form, each of which contains a Power of Attorney; and

(iv)	Each of the Shareholders has timely submitted an Initial Broker Confirmation Statement.

(D) Pursuant to this deed, the Company now wishes to act upon the initial election and will therefore hereby issue in aggregate [*] ([*]) Special Voting Shares (the New Special Voting Shares) and as such, more specifically, to each Shareholder such number of Special Voting Shares as is specified in Annex A in relation to such relevant Shareholder.

(E) On [*] 2014 the board of directors of the Company resolved in a resolution (the Resolution) to issue, amongst other, the New Special Voting Shares in the capital of the Company, with a nominal value of one euro cent (€ 0.01) each for the purposes of the initial allocation.

(F) The Company and each of the Shareholders will hereby effect the issue of the New Shareholders Special Voting Shares on the terms set out below.

IT IS AGREED:

1. ISSUE

1.1 The Company hereby issues to each Shareholder such number of New Special Voting Shares as is specified in Annex A in relation to such relevant Shareholder on the terms set out in the Special Voting Shares Terms and Conditions, the Resolution and in this deed and each of the Shareholders hereby accepts the same from the Company.

1.2 The Company shall register the New Special Voting Shares in its shareholders’ register with the entry of the corresponding Common Shares in the Loyalty Intermediary Account. No share certificates shall be issued for the New Special Voting Shares.

2. OBLIGATION TO PAY

The New Special Voting Shares are issued at par and therefore against an obligation to pay one euro cent (€ 0.01) per New Special Voting Share, which will be fully paid up in cash on account of the special capital reserve of the Company.

3. RESCISSION

The Company and each of the Shareholders waive their right to rescind the agreement contained in this deed or to demand rescission thereof in accordance with Section 6:265 of the Dutch Civil Code.

4. GOVERNING LAW

This deed shall be governed by, and interpreted in accordance with, the laws of the Netherlands.

SIGNATURE

This deed is signed by duly authorised representatives of the parties:

SIGNED by	)	SIGNATURE
)
for and on behalf of	)
each of the Shareholders listed in Annex A	)	NAME:

SIGNED by
	)	SIGNATURE:
for and on behalf of	)
Fiat Chrysler Automobiles N.V.	)
	)	NAME:

EXHIBIT G

CHANGE OF CONTROL NOTIFICATION

CHANGE OF CONTROL NOTIFICATION

TO NOTIFY FIAT CHRYSLER AUTOMOBILES N.V. OF THE

OCCURRENCE OF A CHANGE OF CONTROL RELATING TO THE HOLDER OF

COMMON SHARES REGISTERED IN THE LOYALTY REGISTER

Please read, complete and sign this Change of Control Notification in accordance with the instructions contained herein.

This Change of Control Notification should be read in conjunction with the Special Voting Shares Terms and Conditions, which are available on the corporate website of Fiat Chrysler Automobiles N.V. (the Company), www.fcagroup.com. Capitalized terms used but not defined in this notification will have the same meaning as set out in the Special Voting Shares Terms and Conditions.

Please send the duly completed Change of Control Notification together with a duly completed De-Registration Form, which is available on the corporate website of the Company, www.fcagroup.com to the Agent and the Company.

1. DECLARATION OF CHANGE OF CONTROL

I hereby declare that a Change of Control has occurred in relation to the undersigned, as holder of Common Shares registered in the Loyalty Register of the Company. This Change of Control Notification is accompanied by the attached duly completed De-Registration Form in relation to all Common Shares as stated under Paragraph 4 of this Change of Control Notification.

2. DATE AND CAUSE OF CHANGE OF CONTROL

Date on which the Change of Control occurred.	Date:

Cause of Change of Control.

3. PERSONAL DETAILS OF HOLDER

Name(s) of Holder(s):

Address:

City:	Zip Code:

Country:

Capacity, if applicable (full title):

Phone Number:

E-mail address:

(This change of control notification must be signed by the registered holder(s) exactly as such name(s) appear(s) in the Loyalty Register of the Company).

If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the necessary information above, including full title.

4. NUMBER OF COMMON SHARES REGISTERED IN THE LOYALTY REGISTER

Aggregate number of Common Shares registered in the Loyalty Register of the Company in your name.	Common Shares:

5. GOVERNING LAW, DISPUTES

This Change of Control Notification is governed by and construed in accordance with the laws of the Netherlands. Any dispute in connection with this Change of Control Notification will be brought before the courts of Amsterdam, the Netherlands.

SIGNATURE

Shareholder’s signature

Name of shareholder

Date:

PLEASE RETURN THIS CHANGE OF CONTROL NOTIFICATION TO                      [insert name of Agent] AT THE BELOW MENTIONED ADDRESS

[INSERT ADDRESS [AND FACSIMILE NUMBER] FOR AGENT]